                                                                 EXHIBIT 4.2

                                                                  EXECUTION COPY
                                                                  --------------

                             STOCKHOLDERS AGREEMENT
                             ----------------------


          THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made and entered
                                             ---------
into as of October 22, 1996, by and among Wesley-Jessen Holding, Inc., a Delaware corporation (the "Company"), BT Investment Partners, Inc. ("BT"), and
                           -------                                   --
each of the Persons listed on Schedule I attached hereto (the "Bain Group") (BT
                                                               ----------
and the members of the Bain Group are collectively referred to herein as the

"Stockholders," and each as a "Stockholder").  Unless otherwise indicated
-------------                  -----------
herein, capitalized terms used herein are defined in paragraph 6 hereof.

                                    RECITALS
                                    --------

          The Company, as of the date hereof, is authorized by its Certificate of Incorporation to issue capital stock consisting of 600,000 shares of its Class L Common Stock, par value $.01 per share (the "Class L Common") and
                                                     --------------
5,400,000 shares of its Common Stock, par value $.01 per share ("Common").  The
                                                                 ------
Class L Common and the Common are collectively referred to herein as the "Common
                                                                          ------
Stock."
-----

          The parties hereto desire to enter into this Agreement to restrict the sale, assignment, transfer, encumbrance or other disposition of the Common Stock and to provide for certain rights and obligations in respect thereto as hereinafter provided.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

          1.   Restrictions on Transfer of Stockholder Shares.
               -----------------------------------------------

          (a)  Transfer of Stockholder Shares.  No holder of Stockholder Shares
               ------------------------------
     other than the Bain Group) may sell, transfer, assign, pledge or otherwise directly or indirectly dispose of (a "Transfer") any interest in any
                                           --------
     Stockholder Shares, without the prior written consent of the holders of a majority of the Bain Shares (the "Bain Holders"), except Transfers pursuant
                                       ------------
     to and in accordance with paragraphs 1(b), 2 or 3 below.

          (b)  Participation Rights.
               --------------------

               (i) At least 30 days prior to any transfer of shares of any class of Common Stock by any member of the Bain Group (other than a transfer among the members of the Bain Group or their Affiliates or to an employee of the Company or its Subsidiaries), the transferring member of the Bain Group will deliver written notice (the "Sale
                                                                     ----
          Notice") to the Company and all other holders of such class of Common
          ------
          Stock that have been granted participation rights similar to the participation rights granted herein (such holders of Common Stock with participation rights collectively referred to as the "Other
                                                                -----
          Stockholders"), specifying in reasonable detail
          ------------
     the identity of the prospective transferee(s) and the terms and conditions of the transfer. Notwithstanding the restrictions contained in this paragraph 1, the Other Stockholders may elect to participate in the contemplated transfer by delivering written notice to the transferring member of the Bain Group within 10 days after delivery of the Sale Notice. If any Other Stockholders have elected to participate in such transfer, each of the transferring member of the Bain Group and such Other Stockholders will be entitled to sell in the contemplated transfer, at the same price and on the same terms, a number of shares of such class of Common Stock equal to the product of (A) the quotient determined by dividing the number of shares of such class of Common Stock owned by such person by the aggregate number of shares of such class of Common Stock owned by the transferring member of the Bain Group and the Other Stockholders participating in such sale and (B) the number of shares of such class of Common Stock to be sold in the contemplated transfer. Notwithstanding the foregoing, in the event that the transferring member(s) of the Bain Group intend to transfer shares of more than one class of Common Stock, the Other Stockholders participating in such transfer shall be required to sell in the contemplated transfer a pro rata portion of shares of all such classes of Common Stock (to the extent such Other Stockholders own any shares of such other classes of Common Stock), which portion shall be determined in the manner set forth immediately above.

     For example (by way of illustration only), if the Sale Notice contemplated
     -----------------------------------------
     a sale of 100 shares of Common by the transferring member of the Bain Group, and if the transferring member of the Bain Group at such time owns 30% of the Common and if one Other Stockholder elects to participate and owns 20% of the Common, the transferring member of the Bain Group would be entitled to sell 60 shares (30% / 50% x 100 shares) and the Other Stockholder would be entitled to sell 40 shares (20% / 50% x 100 shares).

         (ii) The transferring member of the Bain Group will use reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Other Stockholders in any contemplated transfer, and the transferring member of the Bain Group will not transfer any of its shares of Common Stock to the prospective transferee(s) unless (A) simultaneously with such transfer, the prospective transferee or transferees purchase from the Other Stockholders the shares of Common Stock which the Other Stockholders are entitled to sell to such prospective transferee(s) pursuant to paragraph 1(b)(i) above or (B) simultaneously with such transfer, the transferring member of the Bain Group purchases (on the same terms and conditions on which such shares were sold to the transferee(s)) the number of shares of such class of Common Stock from the Other Stockholders which the Other Stockholders would have been entitled to sell pursuant to paragraph 1(b)(i) above.

     (c) Permitted Transfers.  The restrictions contained in paragraph 1(a) will
         -------------------
not apply to (i) any Transfer of Stockholder Shares by any Stockholder among its Affiliates, (ii) a Public Sale, (iii) an Approved Sale, (iv) a Transfer of Stockholder Shares by any

Stockholder pursuant to the laws of descent and distribution or among such Stockholder's Family Group or (v) a Transfer pursuant to paragraph 1(b) above; provided that the restrictions contained in this Agreement will continue to apply to the Stockholder Shares after any Transfer pursuant to clauses (i), (iv) or (v) above and the transferees of such Stockholder Shares shall agree in writing to be bound by the provisions of this Agreement. Upon the Transfer of Stockholder Shares pursuant to this subparagraph 1(c), the transferor will deliver a written notice to the Company, which notice will disclose in reasonable detail the identity of such transferee.

     (d) Termination of Restrictions.  The restrictions set forth in this
         ---------------------------
paragraph 1 will continue with respect to each Stockholder Share until the earlier of (i) the date on which such Stockholder Share has been transferred in a Public Sale, (ii) the consummation of an Approved Sale or (iii) the consummation of a Public Offering (as defined in paragraph 3 hereof).

     2.  Sale of the Company.
         -------------------

     (a) If the Bain Holders approve (and, in the case of any sale or other fundamental change which requires the approval of the board of directors of a Delaware corporation pursuant to the Delaware General Corporation Law, the Board shall have approved such sale) a sale of all or substantially all of the Company's assets determined on a consolidated basis or a sale of all or substantially all of the Company's outstanding capital stock (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) to any Independent Third Party or group of Independent Third Parties (collectively an "Approved Sale"), each holder of Stockholder Shares will consent to and raise
    -------------
no objections against such Approved Sale.  If the Approved Sale is structured as
(i) a merger or consolidation, each holder of Stockholder Shares will waive any dissenter's rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock, each holder of Stockholder Shares will agree to sell all of its Stockholder Shares and rights to acquire Stockholder Shares on the terms and conditions approved by the Board and the Bain Holders. Each holder of Stockholder Shares will take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company.

     (b) The obligations of the holders of Common Stock with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Common Stock will receive the same form of consideration and the same portion of the aggregate consideration that such holders of Common Stock would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to such Approved Sale; (ii) if any holders of a class of Common Stock are given an option as to the form and amount of consideration to be received, each holder of such class of Common Stock will be given the same option and (iii) each holder of then currently exercisable rights to acquire shares of a class of Common Stock will be given an opportunity to exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of Common Stock.

         (c) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Stockholder Shares will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 promulgated by the Securities and Exchange Commission) reasonably acceptable to the Company. If any holder of Stockholder Shares appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Stockholder Shares declines to appoint the purchaser representative designated by the Company, such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

         (d) Holders of Stockholder Shares will bear their pro-rata share (based upon the number of shares sold) of the costs of any sale of Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Common Stock and are not otherwise paid by the Company or the acquiring party. Costs incurred by holders of Stockholder Shares on their own behalf will not be considered costs of the transaction hereunder.

         (e) The provisions of this paragraph Section 2 will terminate upon completion of a Public Offering (as defined in paragraph 3 below).

         3.   Public Offering.  If  the Board and the holders of a majority of
              ---------------
the shares of Common Stock then outstanding approve an initial public offering and sale of Common Stock (a "Public Offering") pursuant to an effective
                             ---------------
registration statement under the Securities Act, the holders of Stockholder Shares will take all necessary or desirable actions in connection with the consummation of the Public Offering. If such Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Common Stock structure will adversely affect the marketability of the offering, each holder of Stockholder Shares will consent to and vote for a recapitalization, reorganization and/or exchange of the Common Stock into securities that the managing underwriters, the Board and holders of a majority of the shares of Common Stock then outstanding find acceptable and will take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that the resulting securities reflect and are consistent with the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to such Public Offering..

          4.  Legend.  Each certificate evidencing Stockholder Shares and each
              ------
certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain

Stockholder Shares as defined herein after such Transfer) will be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS PURSUANT TO A STOCKHOLDERS AGREEMENT DATED AS OF OCTOBER __, 1996, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."


The Company will imprint such legend on certificates evidencing Stockholder Shares outstanding prior to the date hereof. The legend set forth above will be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with paragraph 6 hereof.


          5.   Transfer.  Prior to Transferring any Stockholder Shares (other
               --------
than in a Public Sale or in an Approved Sale) to any person or entity, the transferring Stockholder will cause the prospective transferee to execute and deliver to the Company and the other Stockholders a counterpart of this Agreement.

          6.   Definitions.
               -----------

          "Affiliate" of a Stockholder means any other person, entity or
           ---------
investment fund controlling, controlled by or under common control with the Stockholder and, in the case of a Stockholder which is a partnership, any partner of the Stockholder.

          "Bain Shares" means (i) any Common Stock purchased by the Bain Group
           -----------
pursuant to that certain Stock Purchase Agreement dated as of June 28, 1995, by and among the Company and the Bain Group (but excluding any Common Stock sold by certain members of the Bain Group to BT as of the date hereof), (ii) any shares of Common Stock otherwise acquired by the Bain Group and (iii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clauses (i) or (ii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

          "BT Shares" means (i) any Common Stock purchased by BT pursuant to
           ---------
that certain Stock Purchase Agreement dated as of the date hereof, (ii) any shares of Common Stock otherwise acquired by BT and (iii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clauses (i) or (ii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

          "Certificate of Incorporation" means the Company's certificate of
           ----------------------------
incorporation in effect at the time as of which any determination is being made.

          "Family Group" means a stockholder's spouse and descendants (whether
           ------------
or not adopted) and any trust solely for the benefit of the Stockholder and/or the Stockholder's spouse and/or descendants.

          "Independent Third Party" means any Person who, immediately prior to
           -----------------------
the contemplated transaction, does not own in excess of 10% of the Company's Common Stock on a fully-diluted basis (a "10% Owner"), who is not controlling,
                                          ---------
controlled by or under common control with any such 10% Owner and who is not the spouse or descendant (by birth or adoption) of any such 10% Owner or a trust for the benefit of such 10% Owner and/or such other Persons.

          "Person" means an individual, a partnership, a corporation, an
           ------
association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Public Sale" means any sale of Stockholder Shares to the public
           -----------
pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended from
           --------------
time to time.

          "Securities and Exchange Commission" includes any governmental body
           ----------------------------------
or agency succeeding to the functions thereof.

          "Stockholder Shares" means the Bain Shares and the BT Shares.  As to
           ------------------
any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or by similar provision then in force) under the Securities Act.

          "Subsidiary" means with respect to any Person, any corporation,
           ----------
partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or business entity.

          7.   Transfers in Violation of Agreement.  Any Transfer or attempted
               -----------------------------------
Transfer of any Stockholder Shares in violation of any provision of this Agreement will be void, and the

Company will not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

          8.   Covenants.  The Company will deliver to each holder of at least
               ---------
3% of the Stockholder Shares, the quarterly and annual financial statements required to be furnished pursuant to Section 7.01(b) and (c) of that certain Credit Agreement dated as of October 2, 1996, by and among the Company, Wesley-Jessen Corporation, various lending institutions, and Bankers Trust Company, as agent, as the same may be amended, modified or restated from time to time (the "Credit Agreement") . Notwithstanding any termination of the Credit Agreement,
-----------------
this obligation will continue until the earlier of the consummation of (i) an Approved Sale and (ii) a Public Offering.

          9.   Issuances at Fair Market Value.  The Company hereby agrees that
               ------------------------------
it will not issue any shares of its capital stock at a price per share which is less than the fair market value thereof (as determined in good faith by the Board of Directors of the Company), other than shares of capital stock issued, sold or offered (i) to employees, directors or consultants of the Company or its Subsidiaries (excluding Bain Capital, Inc., its employees and its Affiliates),
(ii) as consideration (in whole or in part) for an acquisition consummated after the date hereof, (iii) to each of the Company's then existing stockholders, on a pro rata basis or (iv) upon the exercise or conversion of any securities outstanding on the date hereof or issued after the date hereof in accordance with the provisions of this paragraph 9. The restrictions set forth in this paragraph 9 will terminate upon the earlier of the consummation of an Approved Sale or the consummation of a Public Offering.

          10.  Amendment and Waiver.  Except as otherwise provided herein, no
               --------------------
modification, amendment or waiver of any provision of this Agreement will be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company and the holders of at least a majority of the then outstanding Stockholder Shares; provided that if such amendment or waiver would adversely affect a holder or group of holders of Stockholder Shares in a manner different than any other holders of Stockholder Shares, then such amendment or waiver will require the consent of such holder of Stockholder Shares or a majority of the Stockholder Shares held by such group of holders adversely affected. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          11.  Severability.  Whenever possible, each provision of this
               ------------
Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          12.  Entire Agreement.  Except as otherwise expressly set forth
               ----------------
herein, this document, and that certain Amended and Restated Registration Agreement dated as of the date hereof between the Company and certain of its stockholders embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          13.  Successors and Assigns.  Except as otherwise provided herein,
               ----------------------
this Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

          14.  Counterparts.  This Agreement may be executed in separate
               ------------
counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

          15.  Remedies.  The parties hereto agree and acknowledge that money
               --------
damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and each Stockholder will have the right to injunctive relief, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement. Nothing contained in this Agreement will be construed to confer upon any Person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.

          16.  Notices.  Any notice provided for in this Agreement will be in
               -------
writing and will be either personally delivered, or received by certified mail, return receipt requested, or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

          To the Company:
          --------------

          Wesley-Jessen Holding, Inc.
          c/o Bain Capital, Inc.
          Two Copley Place
          Boston, Massachusetts  02116
          Attention:   Stephen G. Pagliuca
                       Adam W. Kirsch
                       John W. Maki

          With a copy to:
          --------------

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois  60601
          Attention:     Jeffrey C. Hammes
                         Gary M. Holihan

          17.  Governing Law.  The corporate law of the State of Delaware shall
               -------------
govern all questions concerning the relative rights of the Company and its stockholders. All other issues concerning the enforceability, validity and binding effect of this Agreement will be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Illinois.

          18.  Descriptive Headings.  The descriptive headings of this Agreement
               --------------------
are inserted for convenience only and do not constitute a part of this Agreement.

                                   * * * * *

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.


                              WESLEY-JESSEN HOLDING, INC.


                              By:  /s/ Adam Kirsch
                                   ------------------------------

                              Its: /s/ Executive Vice President
                                   ------------------------------


                              BT INVESTMENT PARTNERS, INC.


                              By: /s/ Joseph F. Wood
                                  ------------------------------


                              Its:/s/ Joseph F. Wood
                                  ------------------------------


                              BAIN CAPITAL FUND IV, L.P.

                              By:   Bain Capital Partners IV, L.P.
                              Its: General Partner

                              By:   Bain Capital Investors, Inc.
                              Its: General Partner

                              By: /s/ Adam Kirsch
                                  ------------------------------
                                      A Managing Director


                              BAIN CAPITAL FUND IV-B, L.P.

                              By:   Bain Capital Partners IV, L.P.
                              Its: General Partner

                              By:   Bain Capital Investors, Inc.
                              Its: General Partner

                              By: /s/ Adam Kirsch
                                  ------------------------------
                                      A Managing Director

                              BCIP ASSOCIATES


                              By: /s/ Adam Kirsch
                                  ------------------------------
                                   A General Partner


                              BCIP TRUST ASSOCIATES, L.P.


                              By: /s/ Adam Kirsch
                                  ------------------------------
                                   A General Partner


                              RANDOLPH STREET PARTNERS


                              By: /s/ Jeffery C. Hommes
                                  ------------------------------
                                   A General Partner


                                  /s/ Robert A. Sandler
                                  ------------------------------
                                   Robert Sandler

                                  SCHEDULE I

                                The Bain Group
                                --------------


                          Bain Capital Fund IV, L.P.
                         Bain Capital Fund IV-B, L.P.
                                BCIP Associates
                          BCIP Trust Associates, L.P.
                           Randolph Street Partners
                                Robert Sandler